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                                 EXHIBIT 10.2

                           IMAGEWARE SOFTWARE, INC.

                             EMPLOYMENT AGREEMENT
                           (AMENDED MARCH 1, 1999)

     This EMPLOYMENT AGREEMENT ("Agreement") which was entered into as of April 1, 1997 by and between ImageWare Software, Inc., a California Corporation (herein the "Company") and Wayne Wetherell (herein "Wetherell") at San Diego, California, is amended to read in full as hereinafter set forth.

     It is hereby agreed as follows:

     1. EMPLOYMENT AND TERM. The Company hereby employs Wetherell as the Chief Financial Officer of the Company, and Wetherell agrees to his employment by the Company as its Chief Financial Officer, the term of which employment shall be a period of three years commencing March 1, 1999 and ending April 30, 2002.

     2. DUTIES. During the term of this Agreement, Wetherell shall devote substantially all of his working time, energies and skills to day to day significant operating matters of the Company, including managing its financial affairs. Wetherell shall render services consistent with those of the Chief Financial Officer of a corporation and shall perform all duties incident to such office and all such further managerial duties that may from time to time be assigned to him by the President and Chief Executive Officer of the Company or its Board of Directors.

     3. COMPENSATION. Wetherell's compensation under this Agreement shall be as follows:

          (a) BASE SALARY. The Company shall pay to Wetherell a base salary (the "Base Salary") of $112,144 per year from March 1, 1999 through April 30, 2002. In addition, each year during the term of this Agreement, Wetherell shall be reviewed for purposes of determining the appropriateness of increasing his salary hereunder, provided that in any event, Wetherell shall receive a cost-of-living increase equal to the percentage by which the Consumer Price Index applicable to the San Diego area increased during the prior fiscal year. Such Base Salary shall be payable in semi-monthly installments in accordance with the regular employee payment practice of the Company. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (b) BONUS. In addition to his Base Salary, Wetherell shall be eligible to participate in any Company Bonus Plan, adopted from time to time by the Board of Directors.

     4. EXPENSES AND BENEFITS. Wetherell is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for entertainment,


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travel and similar matters. The Company will reimburse Wetherell for such expenses upon presentation by Wetherell of such accounts and records as the Company shall from time to time reasonably require. The Company also agrees to provide Wetherell with the following benefits:

          (a) INSURANCE. Major medical health insurance and disability insurance which shall provide not less than two-thirds of Wetherell's then current Base Salary in disability payments commencing three months after permanent or partial disability occurs and life group or term life insurance in an amount equal two times Wetherell's Base Salary.

          (b) EMPLOYEE BENEFIT PLANS. Participation in any other employee benefit plans now existing or hereafter adopted by the Company for its employees.

          (c) VACATIONS. Wetherell shall be entitled to a paid vacation for a period in each calendar year of not less than three weeks, to be taken at such times as mutually agreed with the Company.

     5. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate upon the first to occur of the expiration of the term provided for in Section 1 or the death of Wetherell. However, nothing contained in this Section 5 shall be construed to abrogate the obligations of the Company to Wetherell, or his personal representative, or his heirs, as the case may be, in respect of all rights which shall accrue prior or subsequent to termination.

     6. DISABILITY. In the event that Wetherell becomes permanently disabled during the term of this Agreement, then Wetherell shall continue in the employ of the Company, but his compensation hereunder shall be limited to the amount of his Base Salary then in effect, as set forth in Section 3(a) hereof, which compensation shall be reduced by any amounts which Wetherell receives from worker's compensation, social security, state disability programs or the disability insurance provided by the Company to Wetherell. In such event, Wetherell's employment hereunder shall continue after his permanent disability and until the first to occur of (a) the expiration of the term specified in Section 1, or (b) the death of Wetherell, or (c) one year from the date he is determined to be permanently disabled; and during such period of time Wetherell shall not be entitled to payment of expenses or benefits specified in Section 4 hereof, except that the Company shall continue to provide Wetherell with the insurance benefits specified in
Section 4(b) hereof.

          (a) DEFINITION OF DISABILITY. As used in this Agreement, the term "permanent disability" shall mean three (3) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Wetherell by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, may be deemed to be "substantially continuous". Disability shall be determined in good faith by a vote of not less than 75% of the Board of Directors of the Company, whose decision shall be final and binding upon Wetherell. Wetherell hereby consents to medical examinations by such physicians and medical consultants as the Company shall from time to time require.

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     7.   TERMINATION BY COMPANY FOR CAUSE.  The Company shall have the right to terminate Wetherell's employment as Chief Financial Officer of the Company for "Cause," in which event no compensation shall be paid or other benefits furnished to Wetherell after termination for Cause. Whether Cause exists shall be determined in good faith by the Board of Directors of Company and shall require a vote of not less than 75% of such Directors. Termination for Cause shall be effective immediately upon notice being sent to Wetherell.

          (a) DEFINITION OF CAUSE. As used in this Agreement, the term "Cause" shall mean (1) any material act of dishonesty by Wetherell against the Company; or (2) willful misconduct or gross negligence by Wetherell in carrying out his duties as Chief Financial Officer of the Company; or (3) material breach of this Agreement by Wetherell; or (4) misconduct by Wetherell, such as intoxication on the job, use of illegal drugs, insubordination or other misconduct which has a substantial adverse effect on the business of the Company; or (5) other circumstances indicative of Wetherell's failure materially to comply with the terms of his employment and which have had or may have a substantial adverse effect on the business of the Company.

     8. TERMINATION BY COMPANY OTHER THAN FOR CAUSE. The Company shall have the right to terminate Wetherell's employment as of or prior to the expiration of the term of his employment provided in this Agreement, without cause. In the event Wetherell's employment is terminated prior to the expiration of the term of his employment, then the Company shall continue to pay Wetherell the full amount of his Base Salary for a period of one year from the date of his termination of employment.

     9. RESIGNATION BY WETHERELL FOR CAUSE--CHANGE IN CONTROL OR DIMINUTION IN DUTIES. In the event that there is a change in Control of the Company or in the event that the Board of Directors materially reduces the scope and/or authority of Wetherell's duties as Chief Financial Officer of the Company, then Wetherell may terminate his employment by giving the Company 30 days advance written notice. In such event, Wetherell shall be entitled to payment of his entire unpaid Base Salary for a period of one year from the date of his termination of employment.

          (a) As used in this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events during the term hereof:

                 (i) Any "person" (such as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) Any merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities


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of the Company outstanding immediately prior thereto continuing to represent
50% or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or

               (iii) A majority of the directors of the Company which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

                (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     10. INDEMNIFICATION. The Company shall enter into an Officers and Directors Indemnification Agreement with Miller that shall provide the Executive with the maximum amount of protection allowed under the laws of California to the extent that they are not inconsistent with the Company's Articles of Incorporation or Bylaws with respect to such subject matter.

     11. NO PROSELYTIZING OF EMPLOYEES. During the term of Wetherell's employment and for a period of 24 months following termination of his employment (for whatever reason), Wetherell shall not, on his own behalf or on behalf of any other person or entity, directly or indirectly, solicit or encourage any person then an employee of the Company to leave the employ of the Company for the purpose of forming or joining another business.

     12. NO SOLICITATION OF CUSTOMERS. During the term of Wetherell's employment and for a period of 24 months following termination of his employment (for whatever reason), Wetherell shall not, on his own behalf or on behalf of any other person or entity, directly or indirectly, solicit, entice away or divert any person or entity then a client of customer of the Company to become a client or customer of any other person or entity.

     13.  GENERAL PROVISIONS.

          (a) NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be effected either by personal delivery or by fax, private courier, or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 11(a). Notices delivered personally shall be deemed communicated as of actual receipt; faxes, private courier deliveries or mailed notices shall be deemed communicated as of one day after faxing, delivery to a private courier or mailing.


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          If to Wetherell--

               Mr. Wayne Wetherell
               12320 Del Mar Oaks
               San Diego, California 92130

          If to the Company--

               ImageWare Software, Inc.
               15373 Innovation Drive, Suite 120
               San Diego, California 92128

          (b) SEVERABILITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          (c) LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (d) ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      ImageWare Software, Inc.


                                      By      /s/ S. James Miller, Jr.
                                         -------------------------------------
                                                  S. James Miller, Jr.
                                         President and Chief Executive Officer


                                                /s/ Wayne Wetherell
                                         -------------------------------------
                                                    Wayne Wetherell


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